Exhibit 99.1

Netcapital Announces First Quarter Fiscal 2026 Financial Results

●	Management to Host Earnings Call on September 23, 2025 at 10 a.m. ET

BOSTON, MA – September 22, 2025 – Netcapital Inc. (Nasdaq: NCPL, NCPLW) (the “Company”), a digital private capital markets ecosystem, today announced financial results for the first quarter of fiscal year 2026 ended July 31, 2025.

“We are pleased to report that we began our fiscal year 2026 with revenue growth of more than 30% for the first quarter. In fiscal year 2025, we shifted our strategy to focus on building a stronger and more scalable business, and we are encouraged to see our vision taking shape,” said Martin Kay, CEO of Netcapital Inc.

“We achieved several significant milestones during the quarter, including establishing a Crypto Advisory Board, composed of accomplished industry leaders to guide our efforts in integrating blockchain, digital assets and crypto with traditional finance,” added Mr, Kay. “We believe that this initiative positions us well to play a larger role in the fintech space and explore opportunities in decentralized finance, or DeFi.”

First Quarter Fiscal 2026 Financial Results

●	Revenue increased approximately 34% year-over-year to $190,058, as compared to $142,227 in the first quarter of fiscal year 2025.
●	The company posted an operating loss of ($3,285,648), compared to operating loss of ($2,508,237) for the first quarter of fiscal year 2025.
●	Loss per share was ($1.27), compared to a loss per share of ($5.10) for the first quarter of fiscal year 2025.
●	As of July 31, 2025, the Company had cash and cash equivalents of $4,562,491.

Conference Call Information

The Company will host an investor conference call on Tuesday, September 23, 2025, at 10 a.m. ET.

Participant access: 844-985-2012 or 973-528-0138

Conference entry code: 972602

For additional disclosure regarding Netcapital’s operating results, please refer to the Quarterly Report on Form 10-Q for the three-month period ended July 31, 2025, which has been filed with the Securities and Exchange Commission.

About Netcapital Inc.

Netcapital Inc. is a fintech company with a scalable technology platform that allows private companies to raise capital online and provides private equity investment opportunities to investors. The Company’s consulting group, Netcapital Advisors, provides marketing and strategic advice and takes equity positions in select companies. The Company’s funding portal, Netcapital Funding Portal, Inc. is registered with the U.S. Securities & Exchange Commission (SEC) and is a member of the Financial Industry Regulatory Authority (FINRA), a registered national securities association. The Company’s broker-dealer, Netcapital Securities Inc., is also registered with the SEC and is a member of FINRA.

Forward Looking Statements

The information contained herein includes forward-looking statements. These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Investor Contact

800-460-0815

ir@netcapital.com

NETCAPITAL INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	July 31, 2025 (Unaudited)	April 30, 2025 (Audited)
Assets:
Cash and cash equivalents	$4,562,491	$289,428
Accounts receivable, net	20,000	78,649
Prepaid expenses	409,661	31,535
Total current assets	4,992,152	399,612

Deposits	6,300	6,300
Notes receivable - related parties	50,000	50,000
Intangible assets	17,528,660	14,697,529
Equity securities	5,855,190	5,748,050
Total assets	$28,432,302	$20,901,491

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,934,537	$2,941,108
Accrued expenses	235,448	269,971
Short-term promissory notes	600,000	263,437
Deferred revenue	315	330
Interest payable	114,962	100,797
Current portion of SBA loans	1,885,800	1,885,800
Loan payable - bank	34,324	34,324
Total current liabilities	4,805,386	5,495,767

Long-term liabilities:
Long-term SBA loans, less current portion	500,000	500,000
Total liabilities	5,305,386	5,995,767

Commitments and contingencies	-	-

Stockholders’ equity:
Common stock, $.001 par value; 900,000,000 shares authorized, 4,720,066 and 2,192,226 shares issued and outstanding	4,720	2,192
Shares to be issued	-	200,000
Capital in excess of par value	54,586,010	42,525,294
Retained earnings (deficit)	(31,463,814)	(27,821,762)
Total stockholders’ equity	23,126,916	14,905,724
Total liabilities and stockholders’ equity	$28,432,302	$20,901,491

NETCAPITAL INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended	Three Months Ended
	July 31, 2025	July 31, 2024

Revenues	$190,058	$142,227
Costs of services	7,409	10,220
Gross profit	182,649	132,007

Costs and expenses:
Consulting expense	72,051	97,381
Marketing	11,438	6,898
Rent	22,852	19,116
Payroll and payroll related expenses	1,793,450	1,136,593
General and administrative costs	1,568,506	1,380,256
Total costs and expenses	3,468,297	2,640,244
Operating loss	(3,285,648)	(2,508,237)

Other income (expense):
Interest expense	(36,067)	(10,464)
Interest income	-	400
Amortization of intangible assets	(8,869)	(8,869)
Unrealized gain (loss) on equity securities	44,945	-
Accretion on short-term notes	(356,413)	-
Total other income (expense)	(356,404)	(18,933)
Net loss before taxes	(3,642,052)	(2,527,170)
Income tax expense	-	-
Net loss	$(3,642,052)	$(2,527,170)

Basic loss per share	$(1.27)	$(5.10)
Diluted loss per share	$(1.27)	$(5.10)

Weighted average number of common shares outstanding:
Basic	2,873,379	495,319
Diluted	2,873,379	495,319